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                                                                   EXHIBIT 4.4

                 INSTRUCTIONS FOR USE OF BIONOVA HOLDING CORPORATION
                                 RIGHTS CERTIFICATES

       CONSULT CORPORATE INVESTOR COMMUNICATIONS, INC. (INFORMATION AGENT), OR
                          YOUR BANK OR BROKER WITH QUESTIONS

     The following instructions relate to a rights offering (the "Rights Offering") by Bionova Holding Corporation, a Delaware corporation ("Bionova"), to the holders of its Common Stock, par value $.01 per share ("Common Stock"), as described in Bionova's Prospectus dated May ___, 1999 (the "Prospectus").

     Holders of record of Common Stock at the close of business on __________, 1999 (the "Record Date") are receiving three transferable subscription rights (the "Rights") for every four shares of Common Stock held by them as of the close of business on the Record Date. An aggregate of 17,691,023 Rights are being distributed in connection with the Rights Offering. Each Right is exercisable, upon payment of $5.75 in cash ("the Subscription Price"), to purchase one share of Common Stock of Bionova (the "Subscription Privilege"). See "The Rights Offering" in the Prospectus.

     No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights issued to each record holder will be rounded up to the nearest full Right.

     The Rights will expire at 5:00 p.m., New York City Time, on May 31, 2000, unless extended by Bionova (as it may be extended, the "Expiration Date").

     The Rights are transferable, but there is currently no market for the Rights. Bionova does not intend to apply for a listing or quotation for the Rights on any stock exchange or stock market.

     The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise or transfer of your Rights by completing the appropriate section on the back of your Rights Certificate and returning the Rights Certificate to the Rights Agent in the envelope provided.

     YOUR RIGHTS CERTIFICATES MUST BE RECEIVED BY THE RIGHTS AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATE MUST BE COMPLIED WITH, ON OR BEFORE THE EXPIRATION DATE. PAYMENT OF THE SUBSCRIPTION PRICE OF ALL RIGHTS EXERCISED, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE RIGHTS AGENT ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

1.   SUBSCRIPTION PRIVILEGES.

     To exercise Rights, complete the back of the Rights Certificate and send your properly completed and executed Rights Certificate, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Subscription Privilege, to the Rights Agent. Delivery of the Rights Certificate must be made by mail or by overnight delivery. FACSIMILE DELIVERY OF THE RIGHTS CERTIFICATE WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by (i) check or bank draft drawn upon United States bank or postal, telegraphic or express money order payable to The Bank of New York Company, Inc., as Rights Agent; or (ii) in the case of persons acquiring shares at an aggregate Subscription Price of $500,000 or more, an alternative payment method arranged with the Rights Agent.

ACCEPTANCE OF PAYMENTS.

     Payments will be deemed to have been received by the Rights Agent only upon the (a) clearance of any uncertified check, (b) receipt by the Rights Agent of any certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order or (c) receipt of funds by the Rights Agent through an agreed upon alternative payment method. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION

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DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE.  YOU ARE
URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY
ORDER.

EXERCISE THROUGH BANK OR BROKER; PROCEDURES FOR GUARANTEED DELIVERY.

     You may also transfer your Rights Certificate to your bank or broker in accordance with the procedures specified in Instruction 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the Rights represented by such Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form available from the Rights Agent (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to be received by the Rights Agent on or prior to the Expiration Date guaranteeing delivery of your properly completed and executed Subscription Certificate within three Nasdaq National Market trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificates must be received by the Rights Agent within three Nasdaq National Market trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Rights Agent at the address, or by calling the telephone number, indicated below.

     Banks, brokers and other nominee holders of Rights who exercise the Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Rights Agent and Bionova as to the aggregate number of Rights that have been exercised by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Rights Certificate, the Rights Agent shall for all purposes be entitled to assume that such certificate is exercised on behalf of a single beneficial owner.

CONTACTING THE RIGHTS AGENT.

     The address of the Rights Agent are as follows:

If by First Class Mail:                 Hand or Overnight Courier:

The Bank of New York Company, Inc.      The Bank of New York Company, Inc.
Tender & Exchange Department            Tender & Exchange Department
P.O. Box 11248                          101 Barclay Street
Church Street Station                   Receive and Delivery Window
New York, New York 10286-1248           New York, New York 10286

          FACSIMILE TRANSMISSION:  (212) 815-6213
          (FOR ELIGIBLE INSTITUTIONS ONLY)
          FOR CONFIRMATION BY TELEPHONE: (800) 507-9357

PARTIAL EXERCISES; EFFECT OF OVER- AND UNDERPAYMENTS.

     If you exercise less than all of the Rights evidenced by your Rights Certificate, the Rights Agent either (i) will issue to you a new Rights Certificate evidencing the unexercised Rights or (ii) if you so indicate on your Rights Certificate, will transfer the unexercised Rights in accordance with your instructions. However, if you choose to have a new Rights Certificate sent to you or to a transferee, you or such transferee may not receive any such new Rights Certificate in sufficient time to permit sale or exercise of the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if the dollar amount you have forwarded is not sufficient to purchase (or exceeds the amount necessary to purchase) the number of shares subscribed for, you will be deemed to have exercised the Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you. To the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Rights Certificates delivered by you, the Rights Agent will mail to you such excess funds (without interest or deduction).


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2.   DELIVERY OF STOCK CERTIFICATES.

     As soon as practicable after the valid exercise of Rights, the Rights Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Subscription Privilege at the address shown on the face of your Rights Certificate unless you provide instructions to the contrary on the back of your Rights Certificate.

3.   TRANSFER RIGHTS.

     To transfer all of your Rights to a transferee other than a bank or broker, you must complete your Rights Certificate in its entirety, execute the Rights Certificate and have your signature guaranteed by an Eligible Guarantor Institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934), subject to the standards and procedures adopted by the Rights Agent. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Rights Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Rights Certificate, the new holder should deliver the Rights Certificate, together with payment of the applicable Subscription Price and complete separate instructions signed by the new holder, to the Rights Agent in ample time to permit the Rights Agent to take the desired action. Because only the Rights Agent can issue Rights Certificates, if you wish to transfer less than all of the Rights evidenced by your Rights Certificate to a designated transferee, you must instruct the Rights Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Rights Certificate into Rights Certificates of appropriate smaller denominations by following the procedures set forth in Instruction 4 below. The Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the procedures set forth in this Instruction 3(b).

NOTE: YOUR ABILITY TO TRANSFER YOUR RIGHTS WITHOUT EXERCISING THEM FOR COMMON STOCK IS SUBJECT TO THE EXISTENCE OF AN ACTIVE TRADING MARKET FOR THE RIGHTS. BIONOVA DOES NOT INTEND TO APPLY FOR A LISTING OR QUOTATION OF THE RIGHTS ON ANY STOCK EXCHANGE OR STOCK MARKET. THEREFORE, YOU, YOUR BROKER OR YOUR BANK MAY BE UNABLE TO TRANSFER THE RIGHTS.

4.   TO HAVE A RIGHTS CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

     To have a Rights Certificate divided into smaller denominations, send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Rights Agent, allowing a sufficient amount of time for the Rights Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Guarantor Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither Bionova nor the Rights Agent will be liable to either a transferor or transferee for any such delays.

5.   EXECUTION.

          (a) EXECUTION BY REGISTERED HOLDER. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Rights Agent in its sole and absolute discretion, must present to the Rights Agent satisfactory evidence of their authority so to act.

          (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless the Rights Agent, in its discretion, dispenses with proof of authority.


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          (c)  SIGNATURE GUARANTEES.  Your signature must be guaranteed by an
     Eligible Guarantor Institution (A) if you wish to transfer your Rights, as specified in Instruction 3(b) above, to a transferee other than a bank or broker, (B) if you wish a new Rights Certificate or Certificates to be issued in a name other than that in which the old Rights Certificate was issued, as specified in Instruction 4 above, or (C) if you specify special payment or delivery instructions.

6.   METHOD OF DELIVERY.

     The method of delivery of Rights Certificates and payment of the Subscription Price to the Rights Agent will be at the election and risk of the Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Rights Agent prior to the Expiration Date.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH DEPOSITORY FACILITY PARTICIPANTS.

     In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Subscription Privilege may be effected by instructing DTC to transfer Rights (such Rights, "Depository Rights") from the DTC account of such holder to the DTC account of the Rights Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Subscription Privilege.

8.   SUBSTITUTE FORM W-9.

     Each Rights holder who elects to exercise Rights must provide the Rights Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, substantially in the form provided with these instructions. A copy of Substitute Form W-9 may be obtained upon request from the Rights Agent at the address indicated above. Failure to provide information on the form may subject such holder to a $50.00 penalty and to 31% back-up federal income tax withholding with respect to dividends that may be paid by Bionova on shares of Common Stock purchased upon the exercise of Rights and payments that may be remitted to Rights holders by the Rights Agent in respect of Rights sold on such holder's behalf by the Rights Agent.


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